Underground Drilling Intersects

 High-Grade Cu-Pt-Pd-Au Values in PM Deposit

TORONTO, ONTARIO- June 4, 2003 FNX Mining Company Inc. (FNX-TSX) and Dynatec Corporation (DY-TSX) report that the underground drilling program on the McCreedy West PM Deposit has intersected high-grade, copper-platinum-palladium-gold (Cu-Pt-Pd-Au) values over significant core lengths.

HIGHLIGHTS

SOUTHEAST AREA FNX HOLES REPORTED TODAY
BOREHOLE	Ft.	Cu%	Ni%	TPM g/T
• FNX0092	162.5	0.2	0.1	3.3
incl.	15.0	0.4	0.3	12.9
incl.	15.0	0.9	0.1	7.0
incl.	40.0	0.1	0.1	5.2
incl.	15.0	0.1	0.1	7.7
• FNX0093	100.0	0.8	0.3	9.2
incl.	20.0	2.5	1.2	35.4
• FNX0094	10.0	0.6	0.5	8.5
	3.0	15.7	1.3	101.2
• FNX0095	91.0	0.5	0.4	8.2
incl.	54.0	0.8	0.6	11.6
incl.	10.0	0.1	0.1	11.5
• FNX0096	120.0	0.2	0.1	4.0
incl.	25.0	0.5	0.1	11.1
incl.	20.0	0.4	0.1	5.0
	10.0	0.3	0.7	10.9
• FNX0097	18.5	0.8	0.3	10.4
• FNX0105	144.8	0.4	0.1	5.4
incl.	45.0	0.5	0.1	6.9
incl.	23.0	1.2	0.3	11.9
incl.	6.4	0.5	0.7	20.4
• FNX0106	163.9	0.3	0.1	2.6
incl.	13.0	1.2	0.2	6.7
incl.	17.0	0.9	0.4	11.4
incl.	19.2	0.1	0.1	4.3
• FNX0107	86.2	0.4	0.1	3.5
incl.	2.3	0.6	0.1	13.3
incl.	11.8	1.0	0.2	8.1
incl.	20.5	0.7	0.1	6.2
• FNX0108	84.4	0.9	0.3	6.7
incl.	0.9	11.0	0.2	62.1
incl.	31.0	2.0	0.9	14.5
• FNX0109	132.8	0.2	0.1	3.9
incl.	24.0	0.3	0.3	9.2
incl.	25.0	0.8	0.3	9.4
• FNX0110	79.0	0.6	0.1	8.4
incl.	35.0	1.0	0.2	15.1
• FNX0131	40.5	1.8	0.2	8.1
incl.	11.5	6.0	0.5	23.4
incl.	5.0	0.6	0.3	11.0
• FNX0132	4.2	20.5	8.2	140.4
• FNX0133	4.0	4.3	0.9	26.9
• FNX0134	9.0	0.4	0.1	3.9
• FNX0135	7.7	1.3	2.4	12.9
• FNX0139	6.0	0.5	0.4	23.9
• FNX0140	30.8	0.2	0.1	5.6
incl.	10.8	0.3	0.1	10.8
FNX HOLES PREVIOUSLY REPORTED
• FNX3000	250.7	1.2	0.2	6.2
incl.	24.6	2.1	0.5	24.6
incl.	24.7	1.7	0.5	15.1
incl.	67.0	2.2	0.3	11.3
incl.	15.3	7.5	0.8	30.7
• FNX3021	64.8	1.1	0.1	4.4
	23.1	2.7	0.1	9.5
• FNX3022	64.1	0.1	0.1	15.2
• FNX3024	113.9	0.6	0.1	4.1
incl.	64.6	0.9	0.2	5.9
HISTORICAL HOLES
• 567880	35.4	0.8	0.2	9.3
• 665080	7.5	10.8	2.8	134.4
• 665090	0.5	0.7	4.8	201.5
• 665190	19.4	0.1	0.1	12.2
• 857290	20.0	1.0	0.1	5.3
	101.2	1.0	0.4	7.9
NORTHWEST AREA FNX HOLES REPORTED TODAY
BOREHOLE	Ft.	Cu%	Ni%	TPM g/T
• FNX0056	66.5	1.1	0.1	4.4
incl.	9.3	1.2	0.3	9.9
incl.	12.1	1.4	0.1	7.2
incl.	7.5	2.4	0.1	7.6
• FNX0057	89.8	1.9	0.4	7.4
incl.	33.7	3.5	0.5	14.1
incl.	7.5	8.5	1.3	36.2
• FNX0058	8.5	1.6	1.1	5.0
	36.9	1.4	0.4	4.3
	1.2	6.9	1.6	36.5
• FNX0059	9.1	4.2	0.4	6.8
• FNX0061	31.8	1.2	0.4	3.8
incl.	8.5	2.1	1.0	5.9
• FNX0062	143.3	0.8	0.2	3.7
incl.	52.8	1.0	0.2	2.8
incl.	60.9	0.9	0.2	5.7
Incl.	21.6	0.9	0.2	7.8
• FNX0064	8.9	9.0	1.1	19.0
• FNX0115	90.6	1.4	0.2	5.2
incl.	4.5	3.6	0.6	12.4
incl.	45.6	1.8	0.1	7.0
• FNX0120	1.3	14.1	0.0	9.0
	1.4	11.2	3.0	6.9
FNX HOLES PREVIOUSLY REPORTED
• FNX3047	41.1	0.3	0.2	4.0
	25.4	0.5	0.2	4.0
HISTORICAL HOLES
• 665420	29.0	1.0	0.1	3.9
• 665430	101.5	0.8	0.1	3.7
incl.	31.3	1.0	0.3	6.7

Notes and abbreviations to accompany these Highlights are located below Table 2.

The Cu-Pt-Pd-Au rich PM Deposit occurs within an extensive zone of Sudbury Breccia situated in the footwall of the McCreedy West Mine. The deposit is approximately 1500 ft. long and 1000 ft. wide and varies from several ft. to over 150 ft. in true thickness.

The PM Deposit contains two distinctive types of platinum-palladium-gold mineralization: high-sulphide (copper-rich) and low-sulphide (copper-poor). The high-sulphide type occurs within a stockwork of veins, disseminations and massive chalcopyrite containing Cu-Ni-Pt-Pd-Au. Areas where this type of mineralization is the thickest, (true widths of 50 to 150 ft.) may prove to be amenable to bulk mining. Within the mineralized stockwork, individual or clusters of massive chalcopyrite veins, up to 50 ft. in width, contain very high-grade Cu-Ni-Pt-Pd-Au values and may be amenable to selective mining methods. The low-sulphide type, because of the lack of visible sulphides and low copper and nickel (Ni) values, is referred to as the “no-see-um” type. Many of the holes reported here contain no-see-um type mineralization. All three holes in the most southeasterly drill fence in the PM Deposit intersected high-grade, no-see-um type Pt-Pd-Au mineralization (FNX 3022 - 15.2 g/T Pt+Pd+Au over 64.1 ft., FNX0139 - 23.9 g/T Pt+Pd+Au over 6.0 ft., FNX0140 - 10.8 g/T Pt+Pd+Au over 10.8 ft.). This mineralization may represent a new type of platinum/palladium/gold ore in the Sudbury Basin.

Because of underground access and logistics, the underground drilling to date has been concentrated in the southeast (750 ft. north-south and 350 ft. east-west) and northwest (800 ft. north-south and 400 ft. east-west) corners of the PM Deposit. For presentation purposes and completeness, the current and historical drill and assay data being reported here are grouped within these two drill areas.

The only previously reported FNX borehole (FNX 3000) drilled outside of the southeast and northwest drill areas was drilled between the two areas into the center of the deposit and is one of the best holes drilled into the PM Deposit to date (1.2% Cu, 6.2 g/T Pt+Pd+Au over 250.7’; including 2.1% Cu, 24.6 g/T Pt+Pd+Au over 24.6’ and including 1.7% Cu, 15.1 g/T Pt+Pd+Au over 24.7’ and including 2.2% Cu, 11.3 g/T Pt+Pd+Au over 67.0’ and including 7.5% Cu, 30.7 g/T Pt+Pd+Au over 15.3’). Historical borehole 857290 was also drilled near the center of the PM Deposit and assayed 1.0% Cu, 5.3 g/T Pt+Pd+Au over 20.0’ and 1.0% Cu, 7.9 g/T Pt+Pd+Au over 101.2’.

The FNX drilling in the southeast and northwest drill areas, borehole FNX 3000, historical borehole 857290 and the other historic drilling in the PM Deposit indicate that much of the PM Deposit has potential to host significant Cu-Ni-Pt-Pd-Au mineralization.

Results from 37 underground holes (23,831 ft) are being reported in this release (see Tables 1 & 2 and Figure 1 for details). The core intersection lengths are estimated to have true widths of 90% to 100% of the intersection lengths.

In addition to continuing to expand the southeast and northwest drill areas, future drilling will test the central, southwest and northeast areas of the deposit. Underground drilling is continuing from the 1600 Level with two drill rigs testing the PM Deposit and two rigs drilling the Inter Main Deposit. One additional drill rig on the 950 Level alternates between drilling the PM Deposit and other targets.

Sudbury Joint Venture - General

The Sudbury Joint Venture is owned 75% by FNX (exploration operator) and 25% by Dynatec (mining operator). The Sudbury Joint Venture properties (McCreedy West, Levack, Victoria, Norman and Kirkwood) are all former copper, nickel, platinum, palladium, gold producers. The properties are located in the Sudbury District of northeastern Ontario and are covered by previously announced agreements, including that between FNX and Dynatec Corporation (see February 3, 2002 FNX and DY press release). For a detailed description of the properties and previous work, please go to the FNX website “www.fnxmining.com” and refer to FNX’s Annual Information Form dated May 9, 2003.

Anthony P. Makuch, M. Eng., P. Eng., M.B.A., and Dynatec’s Vice President, Sudbury Joint Venture Mining Operations, oversees mining activities on behalf of the Sudbury Joint Venture. James M. Patterson, Ph.D., P.Geo., and Vice President Exploration of FNX, is the designated Qualified Person and responsible for the verification and quality assurance of the Sudbury Joint Venture’s exploration data and analytical results. Please see the May 15, 2002 FNX news release for a description of sample preparation and assay procedures for the Sudbury Joint Venture.

This press release contains certain forward-looking statements. While these forward-looking statements represent our best current judgment, they are subject to a variety of risks and uncertainties, including the risk factors listed in FNX Mining’s Annual Information Forms filed with the TSX, that are beyond the company’s ability to control or predict and which could cause actual events or results to differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements.

For further information, please contact:

Terry MacGibbon, President and CEO

Tel: 416-628-5922, Fax 416-360-0550, Email: tmacgibbon@fnxmining.com

David Constable, Vice President, Investor Relations and Corporate Affairs

Telephone: 416-628-5938, Fax: 416-360-0550, Email: dconstable@fnxmining.com,

FNX Website - www.fnxmining.com

TABLE 1- PM DEPOSIT – SOUTHEAST DRILL AREA

SOUTH EAST DRILL AREA - FNX RESULTS REPORTED TODAY

Borehole	East	South	Az°	Dip°	Ft.			%		g/T
					From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX0092	3650.0	1125.7	180.0	-79.5	347.5	510.0	162.5	0.2	<0.1	1.1	1.9	0.2	3.3
			including		356.5	371.5	15.0	0.4	0.3	3.6	9.1	0.2	12.9
			including		391.0	406.0	15.0	0.9	0.1	1.9	3.5	1.7	7.0
			including		470.0	510.0	40.0	0.1	0.1	2.3	2.8	0.1	5.2
			including		495.0	510.0	15.0	<0.1	<0.1	4.0	3.6	<0.1	7.7
FNX0093	3650.0	1125.7	0.5	-81.0	255.0	355.0	100.0	0.8	0.3	2.3	5.7	1.1	9.2
			including		335.0	355.0	20.0	2.5	1.2	7.4	23.3	4.7	35.4
FNX0094	3650.0	1125.7	360.0	-69.3	235.0	245.0	10.0	0.6	0.5	3.0	4.8	0.7	8.5
					314.0	317.0	3.0	15.7	1.3	26.3	52.5	22.4	101.2
FNX0095	3650.0	1125.7	359.1	-45.7	264.0	355.0	91.0	0.5	0.4	3.0	3.9	1.3	8.2
			including		264.0	318.0	54.0	0.8	0.6	4.6	6.0	1.0	11.6
			including		345.0	355.0	10.0	0.1	0.1	1.8	2.8	6.9	11.5
FNX0096	3650.0	1125.7	359.7	-32.1	200.0	320.0	120.0	0.2	<0.1	1.8	2.0	0.2	4.0
			including		200.0	225.0	25.0	0.5	0.1	5.5	5.2	0.4	11.1
			including		275.0	295.0	20.0	0.4	0.1	1.7	3.0	0.4	5.0
					365.0	375.0	10.0	0.3	0.7	4.2	5.3	1.5	10.9
FNX0097	3650.0	1125.7	358.8	-21.8	316.5	335.0	18.5	0.8	0.3	5.8	4.2	0.4	10.4
FNX0105	3600.0	1139.3	243.4	-89.5	260.0	404.8	144.8	0.4	0.1	1.8	2.8	0.8	5.4
			including		260.0	305.0	45.0	0.5	0.1	2.5	2.8	1.7	6.9
			including		345.0	368.0	23.0	1.2	0.3	3.4	7.1	1.4	11.9
			including		398.4	404.8	6.40	0.5	0.7	7.2	13.0	0.2	20.4
FNX0106	3600.0	1139.3	355.4	-80.5	262.7	426.6	163.9	0.3	0.1	1.0	1.4	0.2	2.6
			including		262.7	275.7	13.0	1.2	0.2	1.5	4.5	0.7	6.7
			including		343.8	360.8	17.0	0.9	0.4	3.9	6.4	1.0	11.4
			including		407.4	426.6	19.2	0.1	0.1	2.3	1.9	0.2	4.3
FNX0107	3600.0	1139.3	0.6	-64.4	254.3	340.5	86.2	0.4	0.1	1.2	1.9	0.4	3.5
			including		254.3	256.6	2.3	0.6	0.1	3.6	6.3	3.4	13.3
			including		286.7	298.5	11.8	1.0	0.2	3.1	4.5	0.6	8.1
FNX0108	3600.0	1139.3	3.4	-51.7	239.3	323.7	84.4	0.9	0.3	2.4	3.1	1.2	6.7
			including		239.3	240.2	0.9	11.0	0.2	21.8	33.4	6.9	62.1
			including		292.7	323.7	31.0	2.0	0.9	5.0	6.6	2.9	14.5
FNX0109	3600.0	1139.3	4.8	-39.1	218.0	350.8	132.8	0.2	0.1	1.4	2.3	0.2	3.9
			including		218.0	242.0	24.0	0.3	0.3	2.9	5.7	0.7	9.2
			including		325.8	350.8	25.0	0.8	0.3	3.6	5.4	0.5	9.4
FNX0110	3600.0	1139.3	4.2	-28.7	291.0	370.0	79.0	0.6	0.1	3.2	4.4	0.7	8.4
			including		300.0	335.0	35.0	1.0	0.2	6.0	7.7	1.4	15.1
FNX0131	3550.0	1129.0	294.6	-87.2	314.5	355.0	40.5	1.8	0.2	3.2	4.0	0.9	8.1
			including		314.5	326.0	11.5	6.0	0.5	9.0	11.9	2.4	23.4
			including		350.0	355.0	5.0	0.6	0.3	4.5	4.6	1.9	11.0
FNX0132	3550.0	1129.0	352.8	-76.8	320.8	325.0	4.2	20.5	8.2	36.9	91.6	11.9	140.4
FNX0133	3550.0	1129.0	355.2	-63.2	323.5	327.5	4.0	4.3	0.9	7.1	16.5	3.3	26.9
FNX0134	3550.0	1129.0	357.9	-49.7	295.6	304.6	9.0	0.4	0.1	1.3	2.1	0.5	3.9
FNX0135	3550.0	1129.0	359.0	-34.5	350.0	357.7	7.7	1.3	2.4	9.8	3.0	0.2	12.9
FNX0139	3800.0	1068.8	023.4	-86.3	397.6	403.6	6.0	0.5	0.4	10.9	12.4	0.6	23.9
FNX0140	3800.0	1068.8	209.4	-85.9	390.0	420.8	30.8	0.2	<0.1	2.3	3.0	0.3	5.6
			including		410.0	420.8	10.8	0.3	0.1	5.0	5.2	0.6	10.8
					451.6	456.6	5.0	0.0	0.0	4.0	2.7	<0.1	6.7

SOUTH EAST DRILL AREA - FNX RESULTS PREVIOUSLY REPORTED

Borehole	East	South	Az°	Dip°	Ft.			%		g/T
					From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX3000	2335.1	1004.9	55.0	-56.3	1941.0	2191.7	250.7	1.2	0.2	2.1	3.4	0.7	6.2
			including		1975.4	2000.0	24.6	2.1	0.5	7.5	13.6	3.5	24.6
			including		2066.9	2091.6	24.7	1.7	0.5	6.1	7.9	1.1	15.1
			including		2124.7	2191.7	67.0	2.2	0.3	3.5	6.6	1.2	11.3
			including		2139.5	2154.8	15.3	7.5	0.8	8.9	19.0	2.8	30.7
FNX3021	3560.3	1761.3	348.7	-74.5	1936.4	2001.2	64.8	1.1	0.1	1.8	2.1	0.5	4.4
			including		1978.1	2001.2	23.1	2.7	0.1	3.9	4.5	1.1	9.5
FNX3022	3560.3	1761.3	016.0	-75.0	2224.3	2288.4	64.1	0.1	0.1	7.6	7.0	0.6	15.2
FNX3024	3575.0	1761.0	349.9	-67.2	1846.1	1960.0	113.9	0.6	0.1	1.5	2.1	0.5	4.1
			including		1895.4	1960.0	64.6	0.9	0.2	2.1	3.2	0.7	5.9
FNX3009	4639.0	1639.6	277.2	-69.2				nsv
FNX3014	4638.9	1655.1	313.8	-72.6				nsv
FNX3020	3560.4	1761.2	025.9	-70.9				nsv
FNX3028	4621.0	1901.8	305.2	-70.9				nsv
SOUTH EAST DRILL AREA - HISTORICAL HOLES
Borehole	East	South	Az°	Dip°	Ft.			%		g/T
					From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
567880	3666.0	1120.0	37.6	-90.0	404.6	440.0	35.4	0.8	0.2	3.3	5.5	0.4	9.3
665080	3667.0	1114.0	2.3	-30.0	368.1	375.6	7.5	10.8	2.8	54.2	70.2	10.1	134.4
665090	3667.0	1124.0	182.3	-64.0	475.3	475.8	0.5	0.7	4.8	33.9	167.4	0.3	201.5
665190	3667.0	1113.0	2.3	-60.0	334.0	355.0	21.0	0.2	0.1	1.6	2.0	0.8	4.3
					400.0	419.4	19.4	0.1	0.1	7.4	4.8	0.1	12.2
857290	3299.0	1095.0	180.0	-89.0	752.1	772.1	20.0	1.0	0.1	2.5	2.3	0.5	5.3
					825.0	926.2	101.2	1	0.4	3.2	3.9	0.9	7.9

 TABLE 2 - PM DEPOSIT – NORTHWEST DRILL AREA

 NORTHWEST DRILL AREA - FNX RESULTS REPORTED TODAY

Borehole	East	South	Az°	Dip°	Ft.			%		g/T
					From	To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX0056	3000.0	1149.0	350.4	-80.5	684.6	751.1	66.5	1.1	0.1	1.3	2.0	1.1	4.4
			including		684.6	693.9	9.3	1.2	0.3	1.6	3.3	5.0	9.9
			including		703.3	715.4	12.1	1.4	0.1	2.1	3.9	1.3	7.2
			including		743.6	751.1	7.5	2.4	0.1	3.5	3.8	0.3	7.6
FNX0057	3000.0	1149.0	358.8	-65.8	630.5	720.3	89.8	1.9	0.4	2.8	3.3	1.2	7.4
			including		686.6	720.3	33.7	3.5	0.5	5.4	6.4	2.3	14.1
			including		712.8	720.3	7.5	8.5	1.3	13.8	14.5	7.9	36.2
FNX0058	3000.0	1149.0	356.8	-50.5	544.8	553.3	8.5	1.6	1.1	1.5	2.6	0.9	5.0
					605.7	642.6	36.9	1.4	0.4	1.5	2.0	0.8	4.3
					664.8	666.0	1.2	6.9	1.6	16.8	16.6	3.1	36.5
FNX0059	3000.0	1149.0	0.4	-36.5	616.4	625.5	9.1	4.2	0.4	2.1	3.1	1.7	6.8
					653.4	675.0	21.6	0.4	0.1	1.2	1.0	0.4	2.6
FNX0060	3000.0	1149.0	357.8	-23.8	690.0	694.8	4.8	1.8	0.2	1.9	4.0	0.5	6.4
					728.0	774.8	46.8	0.4	0.1	1.1	1.2	0.2	2.5
			including		761.3	774.8	13.5	0.2	0.1	1.9	2.3	0.2	4.4
					821.2	829.0	7.8	0.1	0.1	3.3	3.0	0.2	6.5
FNX0061	2800.0	1114.8	360.0	-86.0	613.7	645.5	31.8	1.2	0.4	1.4	1.9	0.4	3.8
			including		637.0	645.5	8.5	2.1	1.0	2.8	2.9	0.3	5.9
FNX0062	2800.0	1114.8	357.5	-71.5	527.0	670.3	143.3	0.8	0.2	1.4	1.8	0.5	3.7
			including		527.0	579.8	52.8	1.0	0.2	0.9	1.5	0.4	2.8
			including		609.4	670.3	60.9	0.9	0.2	2.4	2.6	0.7	5.7
			including		648.7	670.3	21.6	0.9	0.2	3.8	3.3	0.7	7.8
FNX0063	2800.0	1114.8	357.7	-52.9	490.2	497.1	6.9	2.7	0.5	1.1	1.4	1.8	4.3
					598.8	608.1	9.3	0.4	0.1	0.9	0.9	2.2	4.0
FNX0064	2800.0	1114.8	359.3	-39.8	399.9	405.0	5.1	5.1	0.3	0.4	1.2	0.5	2.1
					509.8	518.7	8.9	9.0	1.1	4.9	7.1	7.0	19.0
FNX0065	2800.0	1114.8	1.5	-28.1	535.2	551.6	16.4	1.3	0.2	1.5	1.7	0.3	3.5
FNX0114	2900.0	1180.2	3.0	-49.0	595.0	600.0	5.0	0.7	0.1	3.2	1.7	1.9	6.7
					625.0	635.0	10.0	0.9	0.1	1.3	1.9	0.4	3.6
FNX0115	2900.0	1180.2	1.5	-67.1	610.7	701.3	90.6	1.4	0.2	2.0	2.4	0.8	5.2
			including		610.7	615.2	4.5	3.6	0.6	4.9	5.8	1.7	12.4
			including		655.7	701.3	45.6	1.8	0.1	2.6	3.3	1.2	7.0
FNX0116	2700.0	1104.2	357.1	-66.6	544.4	560.0	15.6	0.3	0.1	1.2	1.4	0.3	2.9
FNX0117	2700.0	1092.0	358.9	-55.3	362.2	370.6	8.4	2.0	0.5	0.4	0.9	0.9	2.2
					474.6	501.0	26.4	0.6	0.2	1.5	1.3	0.7	3.4
					524.0	529.1	5.1	2.8	0.6	1.6	4.9	0.5	7.0
FNX0118	2700.0	1092.0	4.3	-45.1	345.9	348.1	2.2	6.2	0.4	0.4	1.0	0.3	1.7
					587.2	628.3	41.1	0.4	<0.1	0.7	0.6	0.2	1.5
FNX0119	2700.0	1092.0	0.0	-34.0	482.4	491.5	9.1	1.5	0.5	1.2	2.1	0.9	4.2
FNX0120	2700.0	1092.0	1.7	-23.9	413.7	415.0	1.3	14.1	0.0	1.2	7.6	0.2	9.0
					435.0	436.4	1.4	11.2	3.0	2.5	3.9	0.6	6.9
FNX0121	2700.0	1092.0	357.1	-15.3	474.0	479.4	5.4	10.0	0.3	1.6	3.9	0.8	6.4
NORTHWEST DRILL AREA - FNX HOLES PREVIOUSLY REPORTED
Borehole	East	South	Az°	Dip°		Ft.		%		g/T
				From		To	Length	Cu	Ni	Pt	Pd	Au	TPM
FNX3047	2834.0	497.6	114.2	-89.1	1053.2	1094.3	41.1	0.3	0.2	1.6	1.6	0.8	4.0
				1109.0		1117.6	8.6	0.2	0.1	1.8	1.6	0.5	3.8
NORTHWEST DRILL AREA - HISTORICAL HOLES
Borehole	East	South	Az°	Dip°		Ft.		%		g/T
				From		To	Length	Cu	Ni	Pt	Pd	Au	TPM
665240	2699.0	1102.0	360.0	-77.0	533.2	552.6	19.4	0.5	0.1	1.4	1.3	0.8	3.5
665410	2900.0	1162.0	360.0	-37.0	608.8	617.0	8.2	2.1	0.2	2.4	4.7	1.1	8.2
665420	2900.0	1169.0	360.0	-60.0	659.0	688.0	29.0	1.0	0.1	1.5	2.0	0.4	3.9
				857.5		867.5	10.0	<0.1	<0.1	1.3	2.4	3.2	6.9
665430	2900.0	1173.0	360.0	-77.0	650.5	752.0	101.5	0.8	0.1	1.3	1.6	0.8	3.7
			including	650.5		678.7	28.2	1.1	0.1	1.8	1.7	1.6	5.1
			including	715.6		738.6	23.0	1.4	0.4	1.9	3.0	0.6	5.5
			including	893.6		924.9	31.3	1.0	0.3	3.2	2.6	0.9	6.7
			including	952.0		982.0	30.0	0.9	0.5	3.0	3.3	0.5	6.7

Notes to Tables:

•

The lengths reported are core intersection lengths; the true widths of the new FNX boreholes reported here are interpreted to be between 90% - 100% of the intersection lengths

•

Cu = copper; Ni = nickel; Pt = platinum; Pd = palladium; Au = gold

•

TPM = total precious metals defined as Pt+Pd+Au

•

 g/T = grams per metric tonne

Sudbury Joint Venture
McCreedy West Property
PM Deposit

950 Deposit
Inclined Section
(-36º towards 151°)
Holes reported today
FNX Surface Holes (previously reported)
Historical Holes
0
250
Feet
Northwest
Drill Area
Southeast
Drill Area
1600 Level Drift
Open
Open
Open
Open
Open
Open
121
3047
120
065
060
119
665410
118
064
059
117
063
116
665420
114
058
665240
062
115
057
061
665430
056
3000
097
110
135
665080
109
096
3024
134
108
095
133
107
132
665190
094
106
131
093
3021
105
139
567880
140
092
665090
3022
3020
857290
3014
3009
3028
3000 E
4000 E
Figure 1

FNX Mining Company Inc.
June, 2003